Exhibit 99.1

Jaguar Health Appoints Senior Healthcare and Investment Executive Dr. Anula Jayasuriya to Board of Directors and Forms Business Development Advisory Committee to Assess Opportunities for Alliances, Mergers, and Acquisitions

Greg Divis departs from Jaguar’s Board of Directors; Experienced business development executive Rachel Zolot Schwartz chairs new committee

SAN FRANCISCO, CA / July 5, 2022 / Jaguar Health, Inc. (NASDAQ:JAGX) (Jaguar) today announced that it has appointed Anula Jayasuriya, M.D., Ph.D., M.B.A., to the company’s Board of Directors, effective July 1, 2022. Dr. Jayasuriya is a highly experienced healthcare private equity executive and venture capitalist with broad clinical, industry, entrepreneurial, and investment experience. Jaguar today also announced that it has established a Business Development Advisory Committee to identify and assess opportunities for potential alliances, mergers, and acquisitions.

“We are thrilled and honored that Dr. Jayasuriya has joined Jaguar’s board,” said Lisa Conte, Jaguar's founder, president, and CEO. “She brings a wealth of medical, clinical development, entrepreneurship, and investment experience to our team, and we believe her background and expertise will prove highly beneficial as we work to continue to focus on bringing novel, plant-based, sustainably derived gastrointestinal prescription medicines to people and animals in need around the globe.”

“With the completion of enrollment targeted for the end of Q2, 2023 for the OnTarget Phase 3 study of crofelemer for the prophylaxis of cancer therapy-related diarrhea,” said Dr. Jayasuriya, “and the expectation that proof-of-concept data for crofelemer for the orphan indications of short bowel syndrome (SBS) and potentially congenital diarrheal disorders (CDD) may be available this year, it’s an exciting time to join Jaguar’s board, and I am delighted to be part of the team.”

Jaguar board member Greg Divis resigned from the company’s board, effective July 1, 2022. “We are so thankful to Greg for serving on our board over the past four years and for his support for Jaguar,” said Conte.

Rachel Zolot Schwartz has been named Chair of Jaguar’s Business Development Advisory Committee (BDAC). Ms. Schwartz is Vice President of Business Development and Commercial at Volastra Therapeutics, a New York-based drug discovery and therapeutics company pioneering novel approaches to treating cancer by exploiting chromosomal instability.

“We are very happy to have a recognized business development leader of Rachel’s caliber chairing our BDAC,” Conte said. “We expect this committee to play a significant role in supporting our efforts to continue forging license and business development relationships in key markets around the globe for crofelemer, our pipeline within our product. Business development is a core focus at Jaguar, as evidenced by the crofelemer revenue sharing distribution and license agreement we entered this past April with Quadri Pharmaceuticals Store for multiple human target indications in Middle East markets, and by the exclusive license, commercialization, and services agreement we signed with SynWorld Technologies in June 2022 for Canalevia® (crofelemer) for treatment of diarrhea in dogs in China.”

“The intersection of business development and commercial in the lifesciences field is my passion, and I am very enthusiastic about chairing Jaguar’s BDAC,” Ms. Schwartz said. “I am excited to bring my skills and experience to the table and work together with the other future members of this committee to help Jaguar identify good partners and structure alliances that not only build the business but have the potential to help significant numbers of patients in need.”

Ms. Schwartz has more than 15 years of commercial and business development experience both within the pharmaceutical industry as well as in consulting. Prior to joining Volastra, she worked in business development at Pfizer, where she led the commercial assessments for all oncology deals, notably including the $11B acquisition of Array BioPharma in 2019. During her time in business development, she also completed transactions to externalize medicines that had been deprioritized by Pfizer. In addition to business development, she held senior roles in commercial development and marketing, where she recently led the launch planning for ORGOVYX. She also spent time in Pfizer’s Portfolio Decision Analysis group supporting R&D investment allocation decisions to optimize value and improve R&D productivity across Pfizer’s portfolio. Before Pfizer, Rachel was an associate principal at Trinity Life Sciences consulting where she focused on licensing & acquisitions, brand strategy and portfolio optimization. She began her career in sales and marketing at Eli Lilly. Rachel received her MBA at the New York University Stern School of Business and holds an undergraduate degree from the University of Pennsylvania.

Dr. Jayasuriya is the Founder & Managing Director of EXXclaim Capital, an early-stage venture fund focused on catalyzing innovation, entrepreneurship and investment in Women’s Health, and a Co-founder of Evolvence India Life Science Fund (EILSF), the very first fund in India to focus exclusively on health care and invest in Indian pharmaceutical, biotechnology, medical device and contract services companies. She has applied deep business, scientific, and medical knowledge in her career as a pharmaceutical company executive, private equity executive, and venture capitalist, providing her with a broad experience base spanning clinical, executive, entrepreneurial, and financial roles. In 2006, Dr. Jayasuriya co-founded EILSF, focusing exclusively on investment in Indian pharmaceutical, biotechnology, medical device and contract services companies. Dr. Jayasuriya was previously a partner with Skyline Ventures in Palo Alto, and prior to that with the German/US venture capital firm TVM, in San Francisco. Her prior positions include VP Business Development at Genomics Collaborative Inc., Vice President, Global Drug Development at Hoffman-La Roche for opportunistic infections in AIDS and Transplantation, and Director, Outcomes Research at Syntex Laboratories. Dr. Jayasuriya received a BA from Harvard summa cum laude, and an MD and PhD (in Microbiology and Molecular Genetics) from Harvard Medical School. She interned in Pediatrics at Boston Children’s Hospital and received an MBA with distinction from Harvard Business School. She also holds a M. Phil. in pharmacology from the University of Cambridge, in England.

About Jaguar Health, Jaguar Animal Health, Napo Pharmaceuticals, & Napo Therapeutics

Jaguar Health is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, including chronic, debilitating diarrhea. Jaguar Animal Health is a tradename of Jaguar Health. Jaguar Health’s wholly owned subsidiary, Napo Pharmaceuticals, focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our crofelemer drug product candidate is the subject of the OnTarget study, an ongoing pivotal Phase 3 clinical trial for prophylaxis of diarrhea in adult cancer patients receiving targeted therapy. Jaguar Health is the majority shareholder of Napo Therapeutics S.p.A. (f/k/a Napo EU S.p.A.), an Italian corporation established by Jaguar Health in Milan, Italy in 2021 that focuses on expanding crofelemer access in Europe.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo Pharmaceuticals, visit www.napopharma.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements." These include statements regarding Jaguar’s belief that Dr. Jayasuriya’s background and expertise will prove highly beneficial as the company works to continue to focus on bringing novel, plant-based, sustainably derived gastrointestinal prescription medicines to people and animals in need around the globe, Jaguar’s expectation that enrollment in the OnTarget Phase 3 study may complete by the end of Q2, 2023, Jaguar’s expectation that proof-of-concept data for crofelemer for SBS and potentially CDD may be available this year, and the company’s expectation that the BDAC will play a significant role in supporting Jaguar’s efforts to continue forging license and business development relationships in key markets around the globe for crofelemer. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "aim," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar's control. Some of the factors that could affect our actual results are included in the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX